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                                                                 Exhibit (a)1.23

                        FRANK RUSSELL INVESTMENT COMPANY

                       AMENDMENT TO MASTER TRUST AGREEMENT

                Regarding Renaming the Tax-Managed Small Cap Fund

AMENDMENT NO. 22 to the Amended Master Trust Agreement dated July 26, 1984 (referred to herein as the "Agreement"), done this 21/st/ day of January, 2002, by the Trustees under such Agreement.

WITNESSETH:
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     WHEREAS, Section 4.1 of the Agreement authorizes the Trustees to establish and designate sub-trusts and classes thereof; and

     WHEREAS, Section 4.1 of the Agreement provides that a Trustee may act for such purpose without shareholder approval;

     NOW, THEREFORE, the Trustees hereby redesignate the following sub-trust as set forth herein.

Redesignation of Sub-Trusts.
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Without limiting the authority of the Trustees set forth in Section 4.1 of the
Agreement to establish and designate any further sub-trusts, and without affecting rights and preferences of the thirty current sub-trusts, the Trustees hereby redesignate the sub trust-named "Tax-Managed Small Cap" to be named "Tax-Managed Mid & Small Cap Fund" effective March 1, 2002.

The undersigned hereby certify that the Amendment set forth above has been duly adopted in accordance with the provisions of the Master Trust Agreement.

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IN WITNESS WHEREOF, the undersigned have hereunto set their hands and seals for themselves and their assigns, as of the day and year first above written. This instrument may be executed in one or more counterparts, all of which shall together constitute a single instrument.

/s/ Lynn L. Anderson                         /s/ Eleanor W. Palmer
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Lynn L. Anderson                             Eleanor W. Palmer


/s/ Paul E. Anderson                         /s/ Lee C. Gingrich
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Paul E. Anderson                             Lee C. Gingrich


/s/ Paul Anton                               /s/ William E. Baxter
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Paul Anton                                   William E. Baxter


/s/ Kristianne Blake                         /s/ Raymond P. Tennison, Jr.
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Kristianne Blake                             Raymond P. Tennison, Jr.


/s/ Michael J.A. Phillips
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Michael J.A. Phillips